EXHIBIT 24(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 31, 1996 appearing on page F-3 of OMNI MultiMedia Group, Inc.'s Annual Report on Form 10-KSB for the year ended March 30, 1996. We also consent to the reference to us under the heading "Experts."





/s/ Price Waterhouse LLP
- ------------------------

Price Waterhouse LLP
Boston, Massachusetts
July 11, 1996